Exhibit 99.2

PRESS RELEASE

AES COMMENCES CASH TENDER OFFER FOR ITS SENIOR NOTES

AND A CONSENT SOLICITATION FOR ITS

SECOND PRIORITY SENIOR SECURED NOTES DUE 2013

                ARLINGTON, VA, May 14, 2008 — The AES Corporation (NYSE: AES) today announced that it has commenced a cash tender offer for up to $377,030,000 aggregate principal amount (the “Maximum Tender Cap”) of its outstanding senior notes listed below (collectively, the “Notes”).  The tender offer will expire at 12:00 midnight, New York City time, on June 11, 2008, unless extended or earlier terminated (such date and time, as the same may be extended or earlier terminated, the “Expiration Time”).

                Concurrently with the tender offer, AES is also soliciting consents from holders of its outstanding 8.75% Second Priority Senior Secured Notes due 2013 (the “Secured Notes”) to certain proposed amendments to the indenture governing the Secured Notes, which will eliminate many of the restrictive covenants in the indenture.  Adoption of the proposed amendments requires the consent of at least a majority of the outstanding principal amount of Secured Notes (the “Requisite Consents”).  The consent solicitation for the Secured Notes will expire at 5:00 p.m., New York City time, on May 28, 2008, unless extended or earlier terminated (such date and time, as the same may be extended, the “Consent Time”).  Holders of Secured Notes may deliver their consents without tendering the related Secured Notes and holders that tender their Secured Notes pursuant to the tender offer will be deemed to have consented to the proposed amendments.

Title of Security	CUSIP / ISIN Numbers	Aggregate Principal Amount Outstanding	Series Tender Cap	Acceptance Priority Level	Tender Offer Consideration(2)	Early Tender Premium(2)	Consent Fee(2)		Total Consideration(2)
8.75% Second Priority Senior Secured Notes due 2013	00130HBA2 U0080RAF7	$752,553,000	$377,030,000 less Untendered Note Consents(1)	1	$1,020.00	$20.00	$3.75	(3)	$1,043.75

9.50% Senior Notes due 2009	00130HAQ8	$467,308,000	$240,000,000	2	$1,035.00	$20.00	N/A		$1,055.00

9.375% Senior Notes due 2010	00104CAA6	$422,665,000	$180,000,000	3	$1,057.50	$20.00	N/A		$1,077.50

8.875% Senior Notes due 2011	00130HAU9	$306,805,000	$120,000,000	4	$1,045.00	$20.00	N/A		$1,065.00

1.                   AES is offering to purchase up to $377,030,000 aggregate principal amount of its Secured Notes less the aggregate principal amount of Secured Notes for which the holders have delivered a consent without tendering the related Secured Notes in the tender offer (such Consents being referred to herein as “Untendered Note Consents”).

2.                   Per $1,000 principal amount of Notes.

3.                   The consent fee will only be paid if the Requisite Consents are received and the proposed amendments become operative.

                For each series of Notes, AES is offering to purchase (subject to the Maximum Tender Cap for all Notes combined) an aggregate principal amount up to the Series Tender Cap for such series of Notes set forth in the table above (the “Series Tender Cap”).  The amount of each series of Notes that will be purchased in the tender offer will be based on the Maximum Tender Cap, the Series Tender Cap and the order of priority for such series of Notes set forth in the table above (the “Acceptance Priority Level”).  All Notes validly tendered in the tender offer having a higher Acceptance Priority Level (with “1” being the highest) will be accepted for purchase up to the Series Tender Cap for such series of Notes before any tendered Notes having a lower Acceptance Priority Level are accepted for purchase, up to the Maximum Tender Cap for all Notes in the aggregate.  In the event that the aggregate principal amount of Notes of any series that are validly tendered and not withdrawn prior to the Expiration Time exceeds the Series Tender Cap for such series of Notes, AES (subject to the terms and conditions of the tender offer) will purchase an amount of Notes up to the Series Tender Cap for such series on a pro rata basis.

The “Total Consideration” for each $1,000 principal amount of Notes tendered and accepted for payment pursuant to the tender offer will be the applicable total consideration set forth in the table above.  The Total Consideration includes an Early Tender Premium of $20.00 per $1,000 principal amount of Notes (and in the case of the Secured Notes, if the Requisite Consents are received and the proposed amendments become operative, also includes the Consent Fee).  Holders must validly tender and not validly withdraw their Notes prior to 5:00 p.m., New York City time, on May 28, 2008, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Time” and together with the Consent Time, the “Early Tender/Consent Time”) in order to be eligible to receive the Total Consideration.  Holders validly tendering their Notes after the Early Tender/Consent Time and prior to the Expiration Time will only be eligible to receive the Tender Offer Consideration, which is the Total Consideration minus the Early Tender Premium (and in the case of the Secured Notes also minus the Consent Fee).  Subject to receipt of the Requisite Consents and the other terms and conditions of the Consent Solicitation, AES will pay to each holder of Secured Notes who consents to the proposed amendments prior to the Consent Time a Consent Fee in cash equal to $3.75 per $1,000 principal amount of Secured Notes to which the consent relates, which payment in the case of Secured Notes that are tendered prior to the Early Tender/Consent Time and are accepted for purchase by AES pursuant to the tender offer will be included as part of the Total Consideration.

                Tenders of Notes may be withdrawn and delivery of consents may be revoked at any time prior to 5:00 p.m., New York City time, on May 28, 2008, unless extended (such date and time, as the same may be extended, the “Withdrawal Deadline”), but not thereafter unless required by law.

Consummation of the tender offer for all series of Notes and the consent solicitation is subject to the satisfaction or waiver of certain conditions, including but not limited to a financing condition and the receipt of the Requisite Consents to the proposed amendments.  AES reserves the right, in its sole discretion, to waive or modify any one or more of the conditions to the tender offer and the consent solicitation, in whole or in part at any time, or to terminate or amend the tender offer and consent solicitation for any reason.

                This press release is for informational purposes only and is not an offer to purchase or a solicitation of consents with respect to any Notes.  The tender offer and consent solicitation are being made only by an Offer to Purchase and Consent Solicitation Statement dated May 14, 2008 (the “Offer to Purchase”) and a related Letter of Transmittal and Second Priority Senior Secured Notes Consent dated May 14, 2008 (the “Letter of Transmittal”), and the information in this news release is qualified by reference to such documents.

                The tender offer and the consent solicitation are not being made to holders of Notes in any jurisdiction in such the making or acceptance thereof would not be in compliance with the securities or blue sky laws or other laws of such jurisdiction.  In any jurisdiction where the laws require tender offers or solicitations to be made by a licensed broker or dealer, the tender offer and consent solicitation will be deemed to be made on behalf of AES by the Dealer Managers, or one or more registered broker dealers under the laws of such jurisdiction.

                Citi and Lehman Brothers are the Dealer Managers for the tender offer and the consent solicitation.  Global Bondholder Services Corporation is acting as the Information Agent and the Depositary.  Persons with questions regarding the tender offer or the consent solicitation should contact Citi at 800-558-3745 (toll free) or 212-723-6106 (collect) and Lehman Brothers at 800-438-3242 (toll free) or at 212-528-7581 (collect).  Requests for copies of Offer to Purchase and the Letter of Transmittal may be directed to Global Bondholder Services Corporation at (866) 873-7700 (toll free) or (212) 430-3774.

About AES

                AES is one of the world’s largest global power companies, with 2007 revenues of $13.6 billion. With operations in 29 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide.  Our 13 regulated utilities amass annual sales of over 78,000 GWh and our 123 generation facilities have the capacity to generate more than 43,000 megawatts. Our global workforce of 28,000 people is committed to operational excellence and meeting the world’s growing power needs. To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2007 Annual Report on Form 10-K. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: The AES Corporation
Media Contact
Robin Pence, 703-682-6552
Investors
Ahmed Pasha, 703-682-6451

SOURCE:  The AES Corporation